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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement of VitaminShoppe.com, Inc. on Form S-1 of our report dated August 19, 1999 (September 23, 1999 as to
Notes 6, 7 and 8 of Notes to Financial Statements), appearing in the prospectus which is a part of this registration statement.


We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such prospectus.



/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
New York, New York
October 1, 1999